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                                  EXHIBIT e(i)
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                         FORM OF UNDERWRITING AGREEMENT

         THIS UNDERWRITING AGREEMENT is made as of ___________________, 200__, by and between USAA INVESTMENT MANAGEMENT COMPANY, a registered broker-dealer organized as a corporation under the laws of the State of Delaware and having a place of statutory in San Antonio, Texas ("IMCO"), and USAA LIFE INVESTMENT TRUST, a Delaware business trust having a place of business in San Antonio, Texas (the "Trust").

                                    RECITALS

         The Trust is an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), as amended, whose shares are registered under the Securities Act of 1933 (the "1933 Act"), as amended, and with shares offered in various investment funds ("Funds"); and

         The Trust presently makes its shares available for purchase to the Separate Account of USAA Life Insurance Company and the Life Insurance Separate Account of USAA Life Insurance Company (the "Separate Accounts"), and may make its shares available to any other separate accounts of USAA Life Insurance Company ("USAA Life") or any of USAA Life's subsidiaries or affiliates, and to separate accounts of non-affiliated life insurance companies (all such eligible purchasers being referred to collectively as "Purchasers").

         IMCO is registered as a broker-dealer under the Securities Exchange Act of 1934, is a member of the National Association of Securities Dealers (the "NASD"), is the investment adviser for the Trust, and has agreed to service as principal underwriter for the Trust.

                                    AGREEMENT

         In consideration of the agreements contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Trust and IMCO agree as follows:

1.       APPOINTMENT OF UNDERWRITER

         The Trust hereby appoints IMCO as principal underwriter and distributor of the Trust to sell its shares to Purchasers, and IMCO hereby accepts such appointment.

2.       SALE AND REDEMPTION OF SHARES

     (a) IMCO shall offer the Trust's shares only on the terms set forth in the current prospectus, including the Statement of Additional Information ("SAI"). IMCO shall not be obligated to sell any specific number of shares.

     (b) In selling shares of the Trust, IMCO shall use its best efforts in all respects to conform with the requirements of all federal and state laws and regulations and the regulations of the NASD, relating to the sale of such shares. Neither IMCO nor any other person is authorized to give any information or to make any representations, other than those contained in the registration statement or related prospectus of the Trust and any sales literature or advertisements authorized by the Trust.

     (c) IMCO shall distribute, or shall arrange for others to distribute, prospectuses for the Trust, as required by the Securities and Exchange Commission ("SEC"); and shall comply in all respects with the requirements of all federal and state laws and regulations and the regulations of the NASD, relating to the sale of Trust shares.

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     (d) To the extent permitted by applicable laws and  regulations,  the Trust reserves the right to suspend the redemption of shares at any time pursuant to the conditions set forth in the prospectus. The Trust shall give IMCO prompt notice of any such suspension and shall promptly furnish such other information in connection with the sale and redemption of Trust shares as IMCO reasonably requests.

     (e) To the extent required by laws and regulations, IMCO shall cause any sales literature, advertising, or other promotional materials used in connection with its sales of Trust shares to be filed and, if necessary, approved by the NASD, the SEC, or any other required securities regulatory body.

3.       INDEPENDENT CONTRACTOR

         IMCO shall act as an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or be deemed an employee of the Trust. IMCO shall be responsible for its own conduct and the employment, control and conduct of its agents and employees, assuming full responsibility for its agents and employees and for injury to such agents or employees or to others through its agents or employees under applicable statutes, and agrees to pay all employer taxes thereunder as well as maintain insurance against public liability in such an amount as the Trust and IMCO may, from time to time, agree.

4.   ALLOCATION OF EXPENSES

     (a) TRUST. The Trust will pay (or will enter into arrangements providing for others to pay) for all expenses of the offering of its shares incurred in connection with:

        i. The preparation, printing, and filing of any registration statement and/or prospectus required to be filed under applicable federal or state securities laws.

        ii. The preparation, printing, and distribution of prospectuses and periodic reports to existing shareholders and owners of variable annuity contracts and variable life insurance policies issued by USAA Life and funded by the Separate Accounts (collectively "USAA Life Variable Products"), as may be required under applicable federal and state laws and regulations.

        iii. The preparation, printing, and distribution of any proxy statements, notices, and reports, and the performance of any acts required to be performed by the Trust under applicable federal and state securities laws and regulations.

        iv. The issuance of Trust shares, including all federal and state, issue and/or transfer taxes, if any.


     (b) IMCO. IMCO will pay (or will enter into arrangements providing for others to pay) for all expenses of the offering of Trust shares incurred in connection with:

        i. The printing and distribution of the Trust's prospectuses that are to be used in connection with the marketing of USAA Life Variable Products.

        ii. The preparation, printing and distribution of advertising and sales literature for use in the offering of the Trust's shares, and the printing and distribution of reports to shareholders used as sales literature.

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        iii. The qualification  of  IMCO  as  a distributor  or broker or dealer
             under  any   applicable  federal   or   state  securities  laws  or
             regulations.

     (c) IMCO agrees that it shall receive no compensation for the performance of its duties under this Agreement, except as otherwise specifically provided herein. No commission or other fees shall be charged or paid to any person or entity in connection with the sale of Trust shares under this Agreement.

5.       INDEMNIFICATION BY IMCO

         IMCO shall indemnify and hold harmless the Trust and each of its Trustees and officers (or former Trustees and officers), and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act ("Indemnitees") against any loss, liability, claim, damage, or expense (including reasonable cost of investigation and defense against the same and any counsel fees reasonably incurred in connection therewith) incurred by any Indemnitees under the 1933 Act or under common law or otherwise, which arise out of or are based upon (1) any untrue or alleged untrue statements of a material fact contained in information furnished to the Trust by IMCO for use in the Trust's registration statement, prospectus, or annual or interim reports, (2) any omission or alleged omission to state a material fact in connection with such information furnished by IMCO to the Trust that is required to be stated in any of such documents or necessary to make such information not misleading, (3) any misrepresentation or omission or alleged misrepresentation or omission to state a material fact on the part of IMCO or any agent or employee of IMCO or any other person for whose acts IMCO is responsible, unless such misrepresentation or omission or alleged misrepresentation or omission was made in reliance on information furnished by the Trust, or (4) the willful misconduct or failure to exercise reasonable care and diligence on the part of IMCO or any agent or employee of IMCO or any other person for whose acts IMCO is responsible with respect to services rendered under this Agreement. This indemnity provision, however, shall not operate to protect any Trustee or officer of the Trust from any liability to the Trust by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

         In case any action shall be brought against any Indemnitee, IMCO shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnitee, unless the Indemnitee shall have notified IMCO in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnitee (or after the Indemnitee shall have received notice of such service on any designated agent), but failure to notify IMCO of any such claim shall not relieve it from liability to the Indemnitees against whom such action is brought otherwise than on account of this Section 6. IMCO will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if IMCO elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Indemnitees which are defendants in the suit. In the event IMCO elects to assume the defense of any such suit and retain such counsel, the Indemnitees that are defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case IMCO does not elect to assume the defense of ay such suit, IMCO will reimburse the Indemnitees which are defendants in the suit for the reasonable fees and expenses of any counsel retained by them. IMCO shall promptly notify the Trust of the commencement of any litigation or proceedings in connection with the issuance or sales of shares. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a Trustee may be entitled as a matter of law.

6.       INDEMNIFICATION BY TRUST

         The Trust agrees to indemnify and hold harmless IMCO and each person who has been, is, or may hereafter be, an officer, director, employee or agent of IMCO against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or

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proceeding  to  which  any of them  may be a party,  which  arises  out of or is alleged to arise out of or is based upon any untrue or alleged untrue statement of material fact, or the omission or alleged omission to state a material fact necessary to make the statements therein not misleading, contained in the Trust's registration statement or prospectus, or any amendment or supplement thereto, unless such statement or omission was made in reliance upon written information furnished by IMCO. The foregoing rights of indemnification shall be in addition to any other rights to which IMCO may be entitled as a matter of law.

7.       DURATION AND TERMINATION OF AGREEMENT

     (a) This Agreement shall become effective on the date set forth above and, unless terminated, shall remain in full force and effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees, or by a majority of the outstanding voting securities of the Trust, cast in person or by proxy; and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     (b) Notwithstanding the provisions of paragraph (a), the Board of Trustees may, from time to time, establish a new effective date for the continuance of this Agreement with respect to any current or additional Fund, provided that such new effective date precedes the then current termination date of the Agreement.

     (c) This Agreement may be terminated at any time without payment of penalty, by the Board of Trustees, or by IMCO on 60 days' written notice to the other party.

8.       AMENDMENT

         This Agreement may be amended at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved by a majority of the Trustees of the Trust who are not interested persons.

9.       ASSIGNMENT

         This Agreement shall automatically terminate in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act) by IMCO; PROVIDED, HOWEVER, that IMCO may employ such other person, persons, corporation, or corporations, as it shall determine, in order to assist it in carrying out this Agreement.

10.      GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the state of Texas and the applicable provisions of the 1940 Act. To the extent the applicable law of the state of Texas, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

11.      CONFIDENTIALITY

         IMCO shall not disclose or use any records or information obtained hereunder in any manner whatsoever except as expressly authorized hereunder, and further, shall keep confidential any information obtained pursuant to this Agreement with the Trust as set forth herein, and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

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        PRIOR AGREEMENT SUPERSEDED

         This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

13.     ENTIRE AGREEMENT

         This is the complete and entire Agreement as represented herein.


IN WITNESS WHEREOF, the parties execute this Agreement on the date above.



USAA INVESTMENT MANAGEMENT COMPANY          USAA LIFE INVESTMENT TRUST




By: _________________________________       By: _____________________________
         Christopher W. Claus                      James M. Middleton
         President                                 President

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